As filed with the Securities and Exchange Commission on August 15, 1997
             Post-Effective Amendment No. 3 to Registration Nos.  33 -34401
                                                                33-34401-01
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           ____________________

                         Post-Effective Amendments
                                    to
                                 FORM S-3

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           ____________________



      NYNEX Capital Funding Company                     NYNEX Corporation
              A Delaware Corporation                 A Delaware Corporation
                 I.R.S. Employer                           I.R.S. Employer
                  No. 13-3550528                            No.  13-3180909
               Agent for Service                          Agent for Service

                Colson P. Turner                             Mel Meskin
             Chairman of the Board                Vice President and Comptroller
      NYNEX Capital Funding Company                         NYNEX Corporation
      1095 Avenue of the Americas                 1095 Avenue of the Americas
      New York, New York  10036                   New York, New York  10036
      Telephone Number (212) 395-1057             Telephone Number (212)395-1020



              Please address a copy of all communications to:


                         MORRISON DeS. WEBB, ESQ.
          Executive Vice President, General Counsel and Secretary
                             NYNEX Corporation
                          1095 Avenue of Americas
                         New York, New York 10036

                           _____________________

                 RECENT EVENTS:  DEREGISTRATION

     The joint Registration Statement on Form S-3 (Registration Nos. 33-34401 and 33-34401-01) (the "Registration Statement") of NYNEX Capital Funding Company ("NCFC") and NYNEX Corporation ("NYNEX"), Delaware corporations, pertaining to $300,000,000 Debt securities of NCFC unconditionally guaranteed as to payment of principal, premium, if any, and interest by NYNEX, to which this Post-Effective Amendment No. 3 relates, was declared effective by the Securities and Exchange Commission on April 30, 1990.

     In accordance with an undertaking made by NCFC and NYNEX in the Registration Statement to remove from registration, by means of a post-effective amendment, any debt securities which remain unsold at the termination of the offering, NCFC and NYNEX hereby remove from registration debt securities of NCFC registered under the Registration Statement.



Item 16. Exhibits.

Exhibit
Number

*(24) a   Powers of Attorney for NYNEX Corporation (Exhibit 24 to
the Registrant's 1996 Annual Report on  Form 10-K, filed on March
27, 1997, File No.1-8608).

 (24) b   Powers of Attorney for NYNEX Capital Funding Company.
__________________________________
*Previously filed

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the 15th day of August 1997.

                                   NYNEX Corporation


                                   By       s/Mel Meskin
                                              Mel Meskin
                                     Vice President and Comptroller


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons and in the capacities and on the date indicated.

Principal Executive Officer:

Ivan G. Seidenberg*
 Chairman of the Board and
 Chief Executive Officer

Principal Financial Officer:

Frederic V. Salerno*
 Vice Chairman - Chief Financial
 Officer/Business Development

Principal Accounting Officer:

Mel Meskin
 Vice President and Comptroller



Directors:
  John Brademas*               *By s/Mel Meskin
  R. L. Carrion *                 (Mel Meskin, as attorney-in-fact
  J. R. de Vink*                   and on his own behalf as
  Stanley P. Goldstein*            Principal Accounting Officer)
  Helene L. Kaplan*                August 15, 1997
  Elizabeth T. Kennan*
  Edward E. Phillips*
  Hugh B. Price*
  Frederic V. Salerno*
  Ivan G. Seidenberg*
  Walter V. Shipley*
  John R. Stafford*

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the 15th day of August, 1997.

                                   NYNEX Capital Funding Company


                                   By       s/James J. Jordan
                                              James J. Jordan
                                     Executive Vice President - Finance


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons and in the capacities and on the date indicated.

Principal Executive Officer:

Colson P. Turner*
 Chairman of the Board and
 President

Principal Financial Officer:

James J. Jordan
 Executive Vice President - Finance

Principal Accounting Officer:

Andrew Coticchio*
 Comptroller



Directors:
  Andrew Coticchio*            *By s/James J. Jordan
  James J. Jordan*                (James J. Jordan, as attorney-in-fact
  Colson P. Turner*                and on his own behalf as
                                   Principal Financial Officer)
                                   August 15, 1997